SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):
(July 3, 2007) July 11, 2007

Organetix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-29462	73-1556428
(Commission File Number)	(IRS Employer Identification No.)

c/o Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP
501 Madison Avenue - 14th Floor
New York, NY 10022
(Address of Principal Executive Offices)(Zip Code)

917-796-9926
(Registrant’s Telephone Number, Including Area Code)

Item 1.02 Termination of a Material Definitive Agreement

On July 3, 2007, Organetix and ADAO Telecom, Inc. (“ADAO”) terminated the Exchange Agreement dated January 26, 2007 to which both Organetix and ADAO were parties (“ADAO Exchange Agreement”). Evidencing the terms of such termination, Organetix and ADAO executed a Mutual Termination Agreement. As part of such termination, Organetix agreed to reclassify its $279,000 investment in ADAO as a loan in the form of a convertible promissory note at 7.5% interest which begins to accrue on August 1, 2007. In the event ADAO is unable to pay back any principal and interest pursuant to the terms of the Note within 12 months, the Note will convert into 12.5% of the outstanding shares of Common Stock of ADAO. Organetix and ADAO mutually agreed to terminate the ADAO Exchange Agreement because of the difficulty, if not impossibility, in agreeing on the amount of capital to be raised, the valuation of ADAO and the timing of the ultimate transaction.

Item 3.02 Unregistered Sales of Equity Securities

On June 25, 2007 Organetix completed the sale of 16,966,667 shares of its common stock at a price of $0.03 per share to 22 shareholders of Organetix for an aggregate of $509,000 (“Private Placement”). The Private Placement was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. There was no underwriter to the Private Placement and no commissions were paid to any party. The proceeds of the Private Placement shall be used for general corporate purposes.

(c) Exhibits

Number	Exhibit

2.1	ADAO Termination Agreement dated July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANETIX, INC.

By:	/s/ Seth Shaw
Seth Shaw
President